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                                                                   EXHIBIT 10.27

                                 PROMISSORY NOTE

591,369.33                                                    Oxnard, California
                                                                 January 1, 2000

         In installments as herein stated, for value received, EDMUND C. KING, AN INDIVIDUAL ("Maker"), hereby promises to pay to the order of LTC PROPERTIES, INC., A MARYLAND CORPORATION ("Payee"), at Payee's principal place of business in Oxnard, California, or such other place as the Payee may from time to time designate, the principal sum of Five Hundred Ninety One Thousand Three Hundred Sixty Nine and 33/100 Dollars (591,369.33) (the "Loan"), with interest from the date hereof on unpaid principal at a rate equal to the lesser of (i) Six and Seven Hundredths Percent (6.07%) per annum, or (ii) the Highest Lawful Rate (as defined in Section 11, below) (the "Regular Interest Rate"). Principal and interest shall be payable as more particularly set forth below. All remaining principal and accrued but unpaid interest shall be due on or before December 31, 2008 ("Maturity Date"). Principal and interest, and all other sums due hereunder, shall be payable in lawful money of the United States.

         The Loan is governed by, among other things, the terms and conditions of that certain Loan Agreement dated of even date herewith by and between Maker and Payee (the "Loan Agreement"). Maker had used the Loan under the Prior Agreement, as hereinafter defined, to acquire shares of Payee's common stock through the exercise of Maker's vested stock options in Payee (the "Prior Loan"). The Loan represents an amount equal to the principal balance as of December 31, 1999 of the loan made to Maker by Payee dated as of March 25, 1997 (the "Prior Agreement") and all Additional Advances as defined in the Loan Agreement. As security for the Loan, Maker has pledged the shares of Payee's common stock acquired by Maker with the Prior Loan (the "Pledged Shares") and has assigned and delivered the original Pledged Shares to Payee, all in accordance with that certain Stock Pledge and Security Agreement made by Maker in favor of Payee (the "Pledge Agreement").

         1. PAYMENTS. Payments of principal and interest under this Note shall be made by Maker, without set-off, deduction, demand or notice of any kind or nature whatsoever, as follows:

              (a) REGULAR INTEREST. Except as otherwise provided herein, interest shall accrue on the principal amount of the Loan from time to time outstanding from the date hereof through the Maturity Date, or the earlier payment of this Note in accordance with the terms hereof, whether upon acceleration or otherwise, at the Regular Interest Rate ("Regular Interest"). In no event shall the Regular Interest Rate exceed the Highest Lawful Rate.

              (b) INTEREST PAYMENT DATE; BUSINESS DAY. As used herein, the term "Interest Payment Date" shall mean the fifteenth (15th) calendar day after Payee has given Maker written notice of the amount of principal (if any) and interest owing hereunder during each and every calendar quarter during the term of the Loan, however, that if any such date is not a Business Day, the Interest Payment Date shall be the first (1st) Business Day which follows the fifteenth
(15th) calendar day after Payee has given Maker written notice of the amount of principal (if any) and interest owing hereunder. In addition, as used herein, the term "Business Day" shall mean

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any day in which dealings in U.S. Dollar deposits between banks may be carried on in New York, New York, and on which Payee is open for business at its principal place of business in Oxnard, California.

              (c) PAYMENTS OF REGULAR INTEREST. Regular Interest on the outstanding principal of the Loan shall accrue from the date hereof at the Regular Interest Rate. Interest-only payments of Regular Interest shall be made by Maker on each and every Interest Payment Date at the end of the quarter to which they apply, during the entire Loan term until the Maturity Date, at which time the entire balance of unpaid principal and Regular Interest thereon shall be due and payable. If the most recent dividends received by the Borrower arising from the pledged shares is not at least equal to the Regular Interest, the Borrower shall only pay an amount equal to the most recent dividend received. Any excess of the Regular Interest over the most recent dividend shall be added to the principal balance of the loan. The installments of Regular Interest to be paid by Maker shall be calculated on the basis of a three hundred sixty-five (365) day year.

              (d) SWEEP SINKING FUND. In addition to the payments described in Section 1(c) above, during the entire term of the Loan Maker agrees to pay to Payee on each and every Interest Payment Date, one-half (1/2) of an amount equal to (1) the most recent dividend received by Maker arising from the Pledged Shares minus (2) the Regular Interest due from Maker to Payee on the Interest Payment Date following the payment of said dividend.

              (e) APPLICATION OF PAYMENTS. All payments made to Payee hereunder and under the Loan Agreement shall be applied in the following priority: first, to costs and expenses due under the Loan Documents; second, to fees due to Payee, if any, under the terms of the Loan Documents; third, to accrued and unpaid late charges, if any, owed by Maker; fourth, to accrued and unpaid Regular Interest owed by Maker; fifth, to the unpaid principal at any time. Upon written request by Maker, Payee shall provide Maker with a statement setting forth the application of any payments other than to principal and interest.

              (f) PAYMENT UPON MATURITY. On the Maturity Date the entire outstanding principal balance of the Loan, together with any and all accrued and unpaid Regular Interest, and all other amounts, of any kind or nature whatsoever, owing by Maker to Payee under the Loan Documents shall be fully due and payable to Payee.

         2. PREPAYMENTS. Maker shall have the right to prepay all or any part of the principal balance of this Note at any time without premium, penalty, or charge of any kind.

         3. LATE PAYMENT CHARGE; NO WAIVER. IN THE EVENT THAT ANY INSTALLMENT PAYABLE HEREUNDER SHALL BECOME OVERDUE FOR A PERIOD IN EXCESS OF FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE THEREOF FROM PAYEE, IRRESPECTIVE OF WHETHER SUCH FAILURE CONSTITUTES AND EVENT OF DEFAULT AS DEFINED BELOW, THEN PAYEE SHALL HAVE THE OPTION, SUBJECT TO THE LIMITATIONS PROVIDED IN SECTION 11 OF THIS NOTE, TO CHARGE MAKER A LATE PAYMENT CHARGE IN AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE HEREUNDER. MAKER ACKNOWLEDGES THAT LATE PAYMENT TO PAYEE OF ANY SUMS DUE HEREUNDER WILL CAUSE PAYEE TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH WILL BE IMPRACTICABLE OR

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EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO,
PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT IS NOT RECEIVED BY PAYEE WITHIN FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE THEREOF FROM PAYEE, OR IF ANY REMAINING PRINCIPAL AND ACCRUED BUT UNPAID INTEREST OWING UNDER THIS NOTE IS NOT PAID IN FULL ON THE MATURITY DATE OR THE ADDITIONAL ADVANCE MATURITY DATE (AS APPLICABLE), MAKER SHALL THEN PAY TO PAYEE AN ADDITIONAL SUM OF FIVE PERCENT (5%) OF THE OVERDUE AMOUNT AS A LATE CHARGE. THE PARTIES HEREBY AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS PAYEE WILL INCUR BY REASON OF LATE PAYMENT. THIS PROVISION SHALL NOT, HOWEVER, BE CONSTRUED AS EXTENDING THE TIME FOR PAYMENT OF ANY AMOUNT HEREUNDER, AND ACCEPTANCE OF SUCH LATE CHARGE BY PAYEE SHALL IN NO EVENT CONSTITUTE A WAIVER OF MAKER'S DEFAULT WITH RESPECT TO SUCH OVERDUE AMOUNT NOR PREVENT PAYEE FROM EXERCISING ANY OF ITS OTHER RIGHTS AND REMEDIES WITH RESPECT TO SUCH DEFAULT.

         INITIAL:
                 ---------
                   MAKER

         4. DEFAULT. The occurrence of any event which, under the provisions of the Loan Agreement, constitutes an Event of Default (as that term is defined in the Loan Agreement) under the Loan Agreement shall constitute an event of default ("Event of Default") under this Note.

         5. ACCELERATION RIGHTS. Upon the occurrence of an Event of Default hereunder, or as otherwise provided in the Loan Agreement, Payee may, in its sole discretion, declare the entire outstanding balance of principal and accrued interest thereon immediately due and payable, together with all costs of collection, including reasonable attorneys' fees and all other costs and expenses incurred.

         6. ATTORNEYS' FEES AND COSTS. In the event it becomes necessary for Payee to utilize legal counsel for the enforcement of this Note or any of its terms, if Payee is successful in such enforcement by legal proceedings or otherwise, Payee shall be reimbursed immediately by Maker for all of its reasonable attorneys' fees (including fees for Payee's in-house attorneys, paralegals, experts and the like) and other costs and expenses.

         7. WAIVERS. Maker of this Note hereby waives diligence, demand, presentment for payment, exhibition of this Note, notice of non-payment or dishonor, protest and notice of protest, notice of demand, notice of election of any right of holder hereof, any and all exemption rights against this indebtedness, and expressly agrees that, at Payee's election, the time for performance of any obligation under this Note may be extended from time to time, without notice and that no such extension, renewal, or partial release shall release Maker from its obligation of payment of this Note or any installment hereof, and consents to offset of any sums owed to Maker by the holder hereof at any time.

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         8.   ASSIGNMENT/TRANSFER BY PAYEE. Payee, in Payee's sole and absolute discretion, and without notice to Maker, shall have the absolute right to sell, assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of holder s rights in this Note or any other agreement related thereto. Maker may not assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of its rights, nor delegate its duties or obligations under this Note or any other agreement related thereto.

         9. GOVERNING LAW. This Note shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of California without resort to choice of law principles.

         10.  SEVERABILITY. Every provision hereof is intended to be several.
If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

         11. COMPLIANCE WITH USURY LAWS. It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Note, whether such laws are now or hereafter in effect, including the laws of the United States of America, the laws of the State of California or any other jurisdiction whose laws are applicable, and including subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Note (the "Applicable Usury Laws"); provided, however, if such laws shall hereafter permit higher rates of interest, then the Applicable Usury Laws shall be the laws allowing the higher rate of interest. Accordingly, the following shall apply:

              (a) if any acceleration of the Maturity Date of this Note or any payment by Maker or any other person or entity results in the amount of interest contracted for, charged, taken, reserved, received by or paid by Maker or such other person or entity on the principal amount outstanding, from time to time, on the Note being deemed to have been in excess of the Maximum Amount, as hereinafter defined, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows:
(i) the provisions of this Section 11 shall govern and control; (ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, charged, taken, reserved or received under this Note, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum Amount, and any excess shall either be refunded to Maker or applied in reduction of principal, if permitted by California law, in the sole discretion of Payee; (iii) neither Maker nor any other person or entity shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Amount; (iv) any interest contracted for, charged, reserved, taken or received in excess of the Maximum Amount shall be deemed an accidental or bona fide error and canceled automatically to the extent of such excess; and (v) the effective rate of interest on the Loan or any Additional Advance shall be IPSO FACTO reduced to the Highest Lawful Rate (defined below), and the provision of this Note shall be deemed reformed, without the necessity of the execution of any new document, so as to comply with all Applicable Usury Laws. All sums paid, or agreed to be paid, to Payee for the use, forbearance, or the detention of the indebtedness of

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Maker to Payee evidenced by this Note shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro-rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. As used herein, the term "Maximum Amount" means the maximum non-usurious amount of interest which may be lawfully contracted for, charged, reserved, taken or received by Payee in connection with the indebtedness evidenced by this Note under all applicable Usury Laws.

              (b) If at any time interest on the Loan, together with any fees and additional amounts payable hereunder or under any other agreements or instruments that are deemed to constitute interest under Applicable Usury Laws (the "Additional Interest"), exceeds the Highest Lawful Rate, then the amount of interest to accrue pursuant to this Note shall be limited, notwithstanding anything to the contrary in this Note, or any other agreement or instrument, to the amount of interest that would accrue at the Highest Lawful Rate; provided, however, that to the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in the interest rate shall not reduce the interest to accrue pursuant to this Note below the Highest Lawful Rate until the aggregate amount of interest actually accrued pursuant to this Note, together with all Additional Interest, equals the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect and such Additional Interest, if any, had been paid in full.

         For purposes of this Note, the term "Highest Lawful Rate" means the maximum rate of interest and other charges (if any such maximum exists) for the forbearance of the payment of monies, if any that may be charged, contracted for, reserved, taken or received under all Applicable Usury Laws on the principal balance of the Loan from time to time outstanding.

         12. DISCONTINUANCE OF NON-EMPLOYEE DIRECTOR SERVICE. If Maker resigns, is not nominated to serve, fails to be elected to serve, or otherwise discontinues service as a non-employee member of Payee's Board of Directors for any reason, other than in the case of the death of Maker or in connection with a Change in Control, Payee shall not have the right to accelerate the Maturity Date; PROVIDED, HOWEVER, that if prior to the effective date of such discontinuance of service a majority of the non-employee members of Payee's Board of Directors, which majority can include Maker, vote to accelerate the Maturity Date, then the entire balance of unpaid principal and accrued Interest thereon shall be due and payable by Maker as of the effective date of such discontinuance of service.

         13. CHANGE IN CONTROL. In the event that there occurs a Change in Control, as defined in the Loan Agreement, with respect to the ownership of Payee, the terms and conditions of this Note, the Loan Agreement, the Pledge Agreement and the other Loan Documents, shall be binding upon Payee's successor-in-interest.

         14. PUT RIGHT. As provided in the Loan Agreement, upon the occurrence of certain events, Maker shall have the right to require Payee to acquire the Pledged Shares of Payee owned by Maker that are subject to the Pledge Agreement in complete satisfaction of Maker's obligations under the Loan Documents.

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         15.  CANCELLATION OF PRIOR NOTES. This Note shall replace and supersede entirely all prior promissory notes issued by Maker in favor of Payee in connection with the acquisition by Maker of shares of common stock of Payee pursuant to the Stock Options. Upon the execution and delivery of this Note, Payee shall mark all such prior promissory notes "Canceled" and deliver such canceled notes to Maker.

         16. CAPITALIZED TERMS. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first above written.



                                       MAKER:

                                       /s/ EDMUND C. KING
                                       --------------------------------------
                                       EDMUND C. KING





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